Release:     Immediate
Contact:     Scott  Monette
             314/877-7113


                             RALCORP HOLDINGS, INC.
                SELLS WILLIAMS, CALIFORNIA TOMATO PASTE FACILITY


ST. LOUIS, MO, FEBRUARY 4, 2003 Ralcorp Holdings, Inc. (NYSE:RAH) announced today that it sold its industrial tomato paste processing facility in Williams, California to an affiliate of SK Foods. The facility was operated by Ralcorp's Carriage House subsidiary. SK is based in Lemoore, California and is a producer of tomato paste and diced tomatoes.

Terms of the transaction were not disclosed. In Ralcorp's fiscal quarter ended December 31, 2002, the Company recognized an impairment charge of $5.0 million related to the Williams facility. The transaction allows Ralcorp to continue its focus on manufacturing private label food products.

Ralcorp produces a variety of store brand foods that are sold under the individual labels of various grocery, mass merchandise and drug store retailers. Ralcorp's diversified product mix includes: ready-to-eat and hot cereals, crackers and cookies, snack nuts and chocolate candy, salad dressings, mayonnaise, peanut butter, jams and jellies, syrups, and various sauces. In addition, Ralcorp holds a 21.5 percent interest in Vail Resorts, Inc.
(NYSE:MTN),  the  premier  mountain  resort  operator  in  North  America.

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